                                                                       EXHIBIT 7


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                              CLASS AA CONVERTIBLE
                                PREFERRED STOCK

                                       OF

                            THE FORTRESS GROUP, INC.

                           _________________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                           _________________________

          The Fortress Group, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors by unanimous vote at a meeting of the Board of Directors at which a quorum was acting and present adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Class AA Convertible Preferred Stock" (the "Class AA Preferred Stock"), shall consist of 53,333 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

      1.  Certain Definitions; Number of Shares and Designation.
          -----------------------------------------------------

          (a)  Definitions.  Unless the context otherwise requires, the terms
               -----------
defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          Additional Preferred Stock Directors.  The term "Additional Preferred
          ------------------------------------
Stock Directors" shall have the meaning set forth in subparagraph 5(d).

          Adjustment Period.  The term "Adjustment Period" shall have the
          -----------------
meaning set forth in subparagraph 4(a)(i).

          Adjustment Price.  The term "Adjustment Price" shall mean, on any date
          ----------------
of determination, the average of the closing prices of the Common Stock over the 60 day period prior to such date.

          Adverse Event.  The term "Adverse Event" shall have the meaning set
          -------------
forth in subparagraph 5(d)

          Average Trading Price.  The term "Average Trading Price" shall have
          ---------------------
the meaning set forth in subparagraph 5(d).

          Board of Directors.  The term "Board of Directors" shall mean the
          ------------------
Board of Directors of the Corporation.

          Business Day.  The term "Business Day" shall mean a day other than a
          ------------
Saturday or Sunday or a bank holiday in New York.

          Class AA Preferred Stock.  The term "Class AA Preferred Stock" shall
          ------------------------
have the meaning set forth in subparagraph 1(b).

          Class ABI Preferred Stock.  The term "Class ABI Preferred Stock" shall
          -------------------------
mean the shares of Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

          Class ABII Preferred Stock.  The term "Class ABII Preferred Stock
          --------------------------
shall mean the shares of Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

          Commission.  The term "Commission" shall mean the United States
          ----------
Securities and Exchange Commission.

          Common Equity.  The term "Common Equity" shall mean all shares now or
          -------------
hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          Common Stock.  The term "Common Stock" shall mean the common stock,
          ------------
par value $0.01 per share, of the Corporation.

          Comparable Group.  The term "Comparable Group" shall mean Pulte
          ----------------
Corporation, The Ryland Group, Inc., U.S. Home Corporation, NVR Inc., Hovnanian Enterprises, Inc., Toll Brothers, Inc., Washington Homes, Inc., Zaring National Corporation, M/I

Schottenstein Homes, Inc., Continental Homes Holding Corp., Engle Homes, Inc., Crossman Communities, Beazer Homes USA, Inc. and D.R. Horton, Inc.

          Conversion Date.  The term "Conversion Date" shall mean the Optional
          ---------------
Conversion Date and the Mandatory Conversion Date, as applicable.

          Conversion Price.  The term "Conversion Price" shall mean the
          ----------------
Mandatory Conversion Price or the Optional Conversion Price(s) (as the context requires) and "Conversion Prices" shall mean the Mandatory Conversion Price and the Optional Conversion Price(s).

          Corporation Conversion Period.  The term "Corporation Conversion
          -----------------------------
Period" shall mean any date after the date, if any, of the Second Closing when the Average Trading Price is equal to or exceeds $12.00 provided that, should the Corporation issue any stock or do any of the other acts or things specified in subparagraphs 4(f) through (j) hereof, the Corporation shall each time successively adjust the $12.00 Average Trading Price in a like manner to the adjustments specified in paragraph 4 hereof, following the procedures and using the assumptions set forth in such paragraph and shall notify the holder of the Class AA Preferred Stock of any such adjustment in the manner specified in paragraph 4 and such adjusted number shall appear in lieu of the $12.00 Average Trading Price giving rise to a Corporate Conversion Period.

          Current Market Price.  The term "Current Market Price" means, for a
          --------------------
share of Common Stock on any date, the average of Quoted Prices for the thirty
(30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

          Director.  The term "Director" means a member of the Board of
          --------
Directors.

          Dividend Payment Date.  The term "Dividend Payment Date" shall have
          ---------------------
the meaning set forth in subparagraph 2(b).

          Dividend Period.  The term "Dividend Period" shall mean the period
          ---------------
from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

          Dividend Rate.  The term "Dividend Rate" shall mean twelve percent
          -------------
(12%) per annum until such time, if any, as the Second Closing shall occur. If such Second Closing shall occur, from and after the Second Closing the term "Dividend Rate" shall mean six percent (6%) per annum.

          EBT.  The term "EBT" shall mean earnings before interest expense,
          ---
income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles.

          Executive Committee.  The term "Executive Committee" shall mean the
          -------------------
five-member executive committee of the Board of Directors to which substantial operational matters regarding the Corporation shall be delegated.

          Initial Issue Date.  The term "Initial Issue Date" shall mean the date
          ------------------
that shares of Class AA Preferred Stock are first issued by the Corporation.

          Investor.  The term "Investor" shall mean, at any time, Prometheus
          --------
Homebuilders LLC and any of its affiliates, including, but not limited to, Lazard Freres Real Estate Investors, LLC and its affiliates.

          Junior Stock.  The term "Junior Stock" shall mean, for purposes of
          ------------
paragraph 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AA Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class AA Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

          Liquidation Preference.  The term "Liquidation Preference" shall mean
          ----------------------
$1000.00 per share.

          Mandatory Conversion Date.  The term "Mandatory Conversion Date" shall
          -------------------------
mean the Business Day after the date, if any, of the Second Closing specified in a notice to holders of Class AA Preferred Stock given by the Corporation in accordance with the provisions of subparagraph 4(b)(ii), upon which the Corporation shall convert all outstanding shares of Class AA Preferred Stock into Common Stock as set forth in such subparagraph.

          Mandatory Conversion Price.  The term "Mandatory Conversion Price"
          --------------------------
shall initially mean $6.00 per share subject thereafter to further adjustment pursuant to paragraph 4.

          Market Capitalization.  The term "Market Capitalization" shall mean
          ---------------------
the market value of the Corporation's outstanding Common Stock as measured by the thirty (30) Trading Days preceding any measurement date.

          Non-Preferred Stock Director.  The term "Non-Preferred Stock Director"
          ----------------------------
means a Director other than a Preferred Stock Director.

          Officers' Certificate.  The term "Officers' Certificate" means a
          ---------------------
certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

          Optional Conversion Date.  The term "Optional Conversion Date" shall
          ------------------------
have the meaning set forth in subparagraph 4(b)(i) below.

          Optional Conversion Price.  The term "Optional Conversion Price", in
          -------------------------
respect of any share of Class AA Preferred Stock, shall initially mean $6.00 unless adjusted at the option of the holder thereof during the Adjustment Period, as adjusted pursuant to paragraph 4.

          Parity Stock.  The term "Parity Stock" shall mean, for purposes of
          ------------
paragraph 2 below, (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock,
(v) the Class ABI Preferred Stock, (vi) the Class ABII Preferred Stock, and
(vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Class AA Preferred Stock, and for purposes of paragraph 3 below, shall mean (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Convertible Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class ABI Preferred Stock, (vi) the Class ABII Preferred Stock and (vii) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class AA Preferred Stock.

          Preferred Stock.  The term "Preferred Stock" shall mean the Class AA
          ---------------
Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred
Stock.

          Preferred Stock Director.  The term "Preferred Stock Director" has the
          ------------------------
meaning set forth in subparagraph 5(d).

          Quoted Price.  The term "Quoted Price", with respect to the Common
          ------------
Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class AA Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of Class AA Preferred Stock and shall be made in good faith and be conclusive absent manifest error; provided, however, if the Quoted Price as determined by
                       --------  -------
the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AA Preferred Stock who challenged such price.

          Record Date.  The term "Record Date" shall mean the date designated by
          -----------
the Board of Directors at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten
(10) days prior to the respective Dividend

Payment Date or such other date designated by the Board of Directors for the payment of dividends.

          Second Closing.  The term "Second Closing" shall have the meaning
          --------------
given to it in the Stock Purchase Agreement.

          Series A Preferred Stock.  The term "Series A Preferred Stock" shall
          ------------------------
mean the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series B Preferred Stock.  The term "Series B Preferred Stock" shall
          ------------------------
mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series C Preferred Stock.  The term "Series C Preferred Stock" shall
          ------------------------
mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series D Preferred Stock.  The term "Series D Preferred Stock" shall
          ------------------------
mean the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

          Stock Purchase Agreement.  The term "Stock Purchase Agreement" shall
          ------------------------
mean that certain Amended and Restated Stock Purchase Agreement, dated as of September 30, 1997, by and between the Corporation and Prometheus Homebuilders LLC.

          Termination Event.  The term "Termination Event" shall have the
          -----------------
meaning set forth in subparagraph 6(a) below.

          Test Date.  The term "Test Date" shall have the meaning set forth in
          ---------
subparagraph 5(d).

          Trading Day.  The term "Trading Day" with respect to any security
          -----------
shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

          (b)  Number of Shares and Designation.  46,670 shares of the preferred
               --------------------------------
stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Class AA Convertible Preferred Stock" (the "Class AA Preferred Stock").

      2.  Dividends.
          ---------

          (a) The record holders of Class AA Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available for payment of dividends. Subject to the distributions referred to in the final sentence of subparagraph 4(m) hereof, such dividends shall be payable by the Corporation in cash in an amount equal to the Dividend Rate multiplied by the Liquidation Preference.

          (b) Dividends on shares of Class AA Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing on December 31, 1997. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class AA Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above, provided, however, that if
                                                     --------  -------
during a Dividend Period the Dividend Rate shall change, the dividends payable on Class AA Preferred Stock for that Dividend Period shall be computed on the basis of Dividend Rates in effect for the actual number of days elapsed in such Dividend Period at each Dividend Rate. Dividends shall be paid to the holders of record of the Class AA Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Class AA Preferred Stock) to the Liquidation Preference of the Class AA Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full.

          (c) So long as any shares of Class AA Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class AA Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

          (d) The Corporation shall be obligated to declare and pay dividends in an amount equal to the Dividend Rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Class AA Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount legally available for payment of dividends shall be distributed each Dividend Period ratably among all such holders of Class AA Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. The dividends payable in respect of the Class AA Preferred Stock shall be a mandatory obligation of the Corporation, subject only to the limitations set forth in Section 170 of the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends (the "Legal Funds Requirement"). In stating that the dividends payable in respect of the Class AA Preferred Stock are a mandatory obligation, it is the explicit intent of the Corporation to eliminate any and all discretion of the Board of Directors with respect to the declaration and payment of such dividends and to require the Board of Directors to declare and pay such dividends as and when provided herein, subject only to compliance with the Legal Funds Requirement.

      3.  Distributions Upon Liquidation, Dissolution or Winding Up.
          ---------------------------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation before any payment or distribution shall be made to the holders of Junior Stock, the holders of Class AA Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. Except as provided in this paragraph, holders of Class AA Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class AA Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Class AA Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

      4.  Conversion Rights.
          -----------------

          (a)  (i)   At any time after the Initial Issue Date a holder of shares of Class AA Preferred Stock may convert such shares into Common Stock at the then prevailing Optional Conversion Price. On or after September 30, 2001, and on or before September 30, 2003 (the "Adjustment Period"), a holder of shares of Class AA Preferred Stock may elect to adjust up to five (5) times per year the Optional Conversion Price for the Class AA Preferred Stock held by such holder, by reference to the then prevailing Adjustment Price as follows:

             ADJUSTMENT PRICE(S)     Optional Conversion Price(s)
                 $10.01-12.00                   $5.50
                   5.00-10.00                    5.25
                   4.01-4.99                     3.00
                   2.01-4.00                     2.00
                   0.00-2.00                     1.00

          If and whenever the Corporation makes any adjustment to the Conversion Prices pursuant to subparagraphs 4(f) through 4(j) hereof, the Corporation shall make a like adjustment to the Adjustment Prices set forth above calculated in the same manner and in accordance with the conventions, terms and principles set out in this paragraph 4.

               (ii) At any time during a Corporation Conversion Period, the Corporation, at its option, may convert all, but not less than all of the shares of Class AA Preferred Stock outstanding at such time into Common Stock at the then prevailing Mandatory Conversion Price; provided that, on the Mandatory Conversion Date, the Corporation shall have paid all accrued dividends on all shares of Class AA Preferred Stock then outstanding, up to and including the most recent Dividend Payment Date.

          For the purposes of conversion, each share of Class AA Preferred Stock shall be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant Conversion Date, which shall be divided by the Optional Conversion Price or Mandatory Conversion Price (as applicable) in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Class AA Preferred Stock shall cease (in respect of such converted stock) and the persons entitled to receive the Common Stock upon the conversion of Class AA Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

          (b)  (i)   To convert Class AA Preferred Stock pursuant to
subparagraph 4(a)(i), a holder must (i) surrender the certificate or certificates evidencing the shares of Class AA Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Class AA Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Class AA Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common

Stock issuable upon conversion is to be issued in the name of the converting holder of Class AA Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Class AA Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Class AA Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As soon as practical and in any event within five (5) Business Days of the Optional Conversation Date, the Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Class AA Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Optional Conversion Date. All shares of Common Stock issuable upon conversion of the Class AA Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other
                                                     ---- -----
shares of Common Stock outstanding from time to time. In the case of Class AA Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class AA Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Optional Conversion Date. If a holder of Class AA Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class AA Preferred Stock converted. If during the Adjustment Period it is possible for a holder of Class AA Preferred Stock to adjust the Optional Conversion Price and such holder elects to do so, he must inform the Corporation in writing of such election. The Corporation will then be obligated to notify such electing holder and all other holders of Class AA Preferred Stock in writing within three (3) Business Days of receipt of the election by the holder of the new Optional Conversion Price for such holder's Class AA Preferred Stock. Such new Optional Conversion Price shall remain the Optional Conversion Price for such Class AA Preferred Stock until such time, if any, as the then holder elects to re-adjust the Optional Conversion Price of the Class AA Preferred Stock then held by such holder. If any other holder of Class AA Preferred Stock, upon receipt of a notice from the Corporation, wishes to adjust the Optional Conversion Price in respect of the Class AA Preferred Stock held by him, he may do so by notifying the Corporation accordingly in writing within fifteen (15) Business Days of the receipt of notice from the Corporation. Upon such notification in writing, the Optional Conversion Price of his shares of Class AA Preferred Stock shall be adjusted by the Corporation with effect from the date of his receipt of notification from the Corporation.

               (ii) To convert Class AA Preferred Stock pursuant to subparagraph 4(a)(ii), notice of any conversion shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Mandatory Conversion Date, by first class mail, postage prepaid, to all holders of record of the Class AA Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Class AA Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class AA Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Mandatory Conversion Date; (ii) the Mandatory Conversion Price; (iii) the number of shares of Class AA Preferred Stock to be converted being all the Class AA Preferred Stock held of record by all holders; (iv) the place or places where certificates for such shares are to be surrendered for receipt of such Common Stock issuable upon such Mandatory Conversion; and (v) that dividends on the shares to be converted will cease to accrue on the Mandatory Conversion Date. Upon the mailing of any such notices of conversion, the Corporation shall become obligated to convert on the Mandatory Conversion Date all of the Class AA Preferred Stock.

               The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Mandatory Conversion Date. All shares of Common Stock issuable upon conversion of the Class AA Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to
     ---- -----
time. In the case of Class AA Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class AA Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Mandatory Conversion Date. If a holder of Class AA Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class AA Preferred Stock converted.

          (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Class AA Preferred Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the closing market price of a full share by the fraction. Round the result to the nearest cent. The closing market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

          (d) If a holder converts shares of Class AA Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

          (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class AA Preferred Stock in full as determined in good faith by the Board of Directors from time to time. All shares of Common Stock which may be issued upon conversion of Class AA Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Class AA Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

          (f)  If the Corporation:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Prices in effect immediately prior to such action shall be adjusted so that each holder of Class AA Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Class AA Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Class AA Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Prices between the classes of capital stock. After such allocation, the Conversion Prices of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (f).

          (g) If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date mentioned below, each of the Conversion Prices shall be adjusted in accordance with the formula:

                                           NxP
                                           ---
                                C'= C x  O + M
                                         -----
                                         O + N

where:

          C'   =   the adjusted Conversion Price.

          C    =   the then current Conversion Price.

          O    =   the number of shares of Common Stock outstanding on the
                   record date.

          N    =   the number of additional shares of Common Stock offered.

          P    =   the offering price per share of the additional shares of
                   Common Stock.

          M    =   the Current Market Price per share of Common Stock on the
                   record date.

          The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Prices shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (h) If the Corporation distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Corporation other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any subsidiary of the Corporation, (iii) any other assets of the Corporation or any subsidiary of the Corporation (other than cash), (iv) distributions in cash in excess of three percent (3%) of the net earnings before extraordinary items of the Corporation for the previous fiscal year or (v) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in subparagraph 4(g) above), each of the Conversion Prices shall be adjusted in accordance with the formula:

                                 C'= C x M - F
                                         -----
                                           M

where:

          C'   =   the adjusted Conversion Price.

          C    =   the then current Conversion Price.

          M    =   the Current Market Price per share of Common Stock on the
                   record date mentioned below.

          F    =   the fair market value on the record date of the capital
                   stock, securities, indebtedness, assets, rights, options or warrants applicable to one share of Common Stock or if the adjustment pursuant to this subparagraph 4(h) is being made in respect of a cash dividend, the total amount of cash to be distributed at such time to holders of Common Stock. The
                   Board of Directors shall determine the fair market value.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          (i) If the Corporation issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, each of the Conversion Prices shall be adjusted in accordance with the formula:

                                             P
                                             -
                                 C'= C x O + M
                                         -----
                                           A

where:

          C'   =   the adjusted Conversion Price.

          C    =   the then current Conversion Price.

          O    =   the number of shares outstanding immediately prior to the
                   issuance of such additional shares.

          P    =   the aggregate consideration received for the issuance of such additional shares.

          M    =   the Current Market Price per share on the date of issuance of such additional shares.

          A    =   the number of shares outstanding immediately after the
                   issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 4(i) does not apply to (i) any transaction or issuance described in subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (ii) the conversion of Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or the exercise of warrants to purchase Common Stock issued to the initial holder of the Class AA Preferred Stock on the Initial Issue Date or thereafter, or the exercise of warrants to purchase Common Stock pursuant to the Warrant Agreement, dated as of ________, 1998, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise by covered by this subparagraph 4(i) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 4(j) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (j) If the Corporation issues any options, warrants (other than warrants to purchase Common Stock issued to the initial holder of Class AA Preferred Stock on the Initial Issue Date or thereafter or pursuant to the Warrant Agreement, dated as of _______, 1998) or other securities convertible into or exchangeable or exercisable for Common Stock (other than Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or securities issued in transactions described in subparagraph 4(g) or 4(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities, each of the Conversion Prices shall be adjusted in accordance with the formula:

                                             P
                                             -
                                 C'= C x O + M
                                         -----
                                         O + D
where:

          C'   =   the adjusted Conversion Price.

          C    =   the then current Conversion Price.

          O    =   the number of shares outstanding immediately prior to the
                   issuance of such securities.

          P    =   the aggregate consideration received for the issuance of such securities.

          M    =   the Current Market Price per share on the date of issuance of such securities.

          D    =   the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then each of the Conversion Prices shall promptly be readjusted to the Conversion Prices which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This subparagraph 4(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this subparagraph 4(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of subparagraph 4(i) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

        (k) For purposes of any computation respecting consideration received pursuant to subparagraphs 4(i) and 4(j) above, the following shall apply:

               (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors (irrespective of the accounting treatment thereof); and

               (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 4(k)).

          (l) No adjustment in any Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in that Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (m) No adjustment in the Conversion Prices need be made under this paragraph 4 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment made under this paragraph 4 reduce the Conversion Prices below the par value of the Common Stock ($0.01). If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to subparagraphs 4(g) or 4(h) above and if such distribution is subsequently canceled, the Conversion Prices then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to the Conversion Prices which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Prices need be made under subparagraphs 4(g) and 4(h) above if the Corporation issues or distributes to each holder of Class AA Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those subparagraphs which each holder would have been entitled to receive had Class AA Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

          (n) Whenever the Conversion Prices are adjusted, the Corporation shall promptly mail to holders of Class AA Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Class AA Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 4(s) below, the certificate shall be conclusive evidence that the adjustment is correct.

          (o) The Corporation from time to time may reduce the Conversion Prices by any amount for any period of time if the period is at least twenty
(20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock. Whenever the Conversion Prices are reduced, the Corporation shall mail to holders of Class AA Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion prices and the period they will be in effect. A reduction of the Conversion Prices does not change or adjust the Conversion Prices otherwise in effect for purposes of subparagraphs 4(f), 4(g), 4(h), 4(i) and 4(j) above.

          (p)  If:

               (i) the Corporation takes any action which would require an adjustment in the Conversion Prices pursuant to subparagraph 4(g) or 4(h) above, or clause (iv) of subparagraph 4(f) above;

               (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another entity, and stockholders of the Corporation must approve the transaction; or

               (iii) there is a dissolution or liquidation of the Corporation;

a holder of Class AA Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph 4(p).

          (q) If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Class AA Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class AA Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Class AA Preferred Stock immediately before the effective date of the transaction. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class AA Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Class AA Preferred Stock. If this subparagraph 4(q) applies, subparagraph 4(f) does not apply.

          (r) In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Class AA Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Prices in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 4(c) above.

          (s) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Class AA Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Class AA Preferred Stock; provided, however, if the Conversion
                                          --------  -------
Prices or Adjustment Prices as determined by the Board of Directors are more than 110% of the price determined by such investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AA Preferred Stock who challenged such price.

          (t) All shares of Class AA Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Corporation by its Certificate of Incorporation, any certificate of designations of Preferred Stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than Class AA Preferred Stock.

      5.  Voting Rights.
          -------------

          (a) The holders of record of shares of Class AA Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 5 or as otherwise provided by law.

          (b) So long as any shares of the Class AA Preferred Stock remain outstanding, each share of Class AA Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation. In any vote with respect to which the Class AA Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Class AA Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of

Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price of the Class AA Preferred Stock. Such voting right of the holders of the Class AA Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

          (c) On any matter on which the holders of Class AA Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

          (d) Until a Termination Event, the number of Directors comprising the Board of Directors shall be equal to fifteen (15) and the holders of Preferred Stock, voting separately as a single class, shall have the exclusive right to elect three (3) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to
Section 228 of the Delaware General Corporation Law. Any increases in the size of the Board of Directors will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than twenty percent (20%) of the votes of the Board of Directors. A proportionate number (rounded up to the next whole number, but not less than one) of Preferred Stock Directors shall serve on each committee of the Board of Directors (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director shall serve on the board or other governing body of each of the Corporation's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") that on any date following the Second Closing that is 60 days after the end of a fiscal quarter of the Corporation (a "Test Date") both (i) the Average Trading Price of the Common Stock is below $4.375 per share (adjusted in the same manner as the Mandatory Conversion Price to take account of any of the occurrences that would require an adjustment pursuant to subparagraphs 4(f) through 4(j) hereof) and
(ii) (x) the percentage change in the EBT per share of the Corporation (of the common stock issued and outstanding) for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (y) the percentage change in the EBT per share (of the common stock issued and outstanding) of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year then the holders of Preferred Stock, voting separately as a single class, shall be entitled to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board of Directors and all committees of the Board of Directors, including the Executive Committee ("Additional Preferred Stock Directors"). The size of the Board of Directors and all committees shall be automatically increased in order to effect any such additional Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as neither (i) nor (ii) above is true for two consecutive Test Dates. The "Average Trading

Price" shall mean, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date.

          (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Upon the termination of the right of the holders of Preferred Stock to elect Additional Preferred Stock Directors as set forth in subparagraph 5(d) above, any Additional Preferred Stock Directors shall resign. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon the occurrence of a Termination Event, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

          (f) At any time when the right to elect Preferred Stock Directors or Additional Preferred Stock Directors provided in subparagraph 5(d) shall have vested in the holders of Class AA Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class AA Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class AA Preferred Stock then outstanding may designate in writing a holder of Class AA Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class AA Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Preferred Stock to be called pursuant to the provisions of this paragraph and to contact the holders of Preferred Stock with respect to matters relating to such meeting. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (g) If at any time when the holders of Class AA Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 6, and the holders of Class ABI Preferred Stock and Class ABII Preferred Stock are entitled to elect directors by reason of any provision of the Certificate of Incorporation, as in effect at the time, or the respective Certificate of Designation for such Classes, and if the terms of the Class ABI Preferred Stock and Class ABII Preferred Stock so permit, the voting rights of the Preferred Stock then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Preferred Stock, voting as a class, shall elect such directors.

          (h) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Class AA Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AA Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any class of any security convertible into any shares ranking junior to the Class AA Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends, shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AA Preferred Stock;

               (ii) Any authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class AA Preferred Stock (other than the Class AB Preferred Stock) in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise;

               (iii) Any increase or decrease (other than by conversion) in the total number of authorized shares of Class AA Preferred Stock;

               (iv) Any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its material subsidiaries of which it owns fifty percent (50%) or more of the voting power thereof, or any consolidation or merger involving the Corporation or any of such subsidiaries (except mergers between the Corporation and any of its subsidiaries or mergers among any of the Corporation's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the Class AA Preferred Stock then outstanding as provided for herein, make any agreement or become obligated to do so;

               (v) Any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation; or

               (vi) Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect, on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class AA Preferred Stock have been paid in cash.

      6.  Financial Statements.
          --------------------

          (a) Until (i) the aggregate amount of Preferred Stock outstanding is less than twenty percent (20%) of the maximum amount of the Preferred Stock issued to date or (ii) the aggregate remaining investment or commitment to invest in the Corporation by Investor (or any single transferee of Investor or related group of transferees) is less than the greater of $10,000,000 or ten percent (10%) of the Market Capitalization (a "Termination Event") (provided that a Termination Event shall not occur prior to all closings being consummated under the Stock Purchase Agreement), with the value of such investment to be based on the sum of (x) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock then held by it and (z) the value of the warrants then held by it whether or not required by the rules and regulations of the Commission, the Corporation shall furnish to the holders of Class AA Preferred Stock (i) all quarterly and annual financial information required to be filed with the Commission on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants,
(ii) all current reports required to be filed with the Commission on Form 8-K.

          (b) The Corporation shall, so long as a Termination Event has not occurred, deliver to the holders of Class AA Preferred Stock, forthwith upon any executive officer of the Corporation becoming aware of any breach under this Certificate of Designations, an Officers' Certificate specifying such breach and what action the Corporation is taking or proposes to take with respect thereto.

      7.  Ranking.
          -------

          With regard to rights to receive dividends, and distributions upon liquidation, dissolution or winding up of the Corporation, the Class AA Preferred Stock shall rank pari passu with any Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designation. The Class AA Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, and distribution upon liquidation, dissolution or winding up of the Corporation.

      8.  Modification and Waiver.
          -----------------------

          The terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Class AA Preferred Stock then outstanding.

      9.  Exclusion of Other Rights.
          -------------------------

          Except as may otherwise be required by law, the shares of Class AA Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     10.  Headings of Subdivisions.
          ------------------------

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     11.  Severability of Provisions.
          --------------------------

          If any voting powers, preferences and relative, participating, optional and other special rights of the Class AA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class AA Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     12.  Record Holders.
          --------------

          The Corporation and the transfer agent for the Class AA Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     13.  Notice.
          ------

          Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1921 Gallows Road, Suite 730, Vienna Virginia 22182 Attention:
Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Class AA Preferred Stock, to such holder at the address of such holder of the Class AA Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class AA Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Jeffrey Shirley its Vice President of Finance and attested by Jamie M. Pirrello its Secretary, this 30th day of September, 1997.


                              THE FORTRESS GROUP, INC.

                              By: /s/ Jeffrey Shirley
                                 ------------------------------
                                 Name:  Jeffrey Shirley
                                 Title: Vice President of Finance


ATTEST:


By: /s/ Jamie M. Pirrello
   ------------------------------
   Name:  Jamie M. Pirrello
   Title: Secretary